UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 20, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19312	22-2822175
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Medarex, Inc. (“Medarex”) hereby amends its Report on Form 8-K previously filed on April 24, 2009 (the “Original Filing”).

As reported in the Original Filing, on April 20, 2009, Medarex, University of Massachusetts, Massachusetts Biologic Laboratories, and Worcester City Campus Corporation entered into a License, Development and Commercialization Agreement (the “Agreement”) with Merck Sharp & Dohme Research Ltd., an affiliate of Merck & Co., Inc. (“Merck”).  By letter to the Securities and Exchange Commission, the registrant is requesting confidential treatment for certain portions of the Agreement and the redacted version of the Agreement submitted with the registrant’s request for confidential treatment is filed herewith as Exhibit 10.1.

As reported in a Report on Form 8-K previously filed on June 2, 2009, the transaction described in the Agreement closed effective as of May 29, 2009, triggering an upfront payment of $30 million to Medarex by Merck.   Except as described above, all other information in the Original Filing remains unchanged and reflects the disclosures made at the time of the Original Filing.  The information previously reported in the Original Filing, and the exhibit filed therewith, is hereby incorporated by reference into this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1

License, Development and Commercialization Agreement, dated as of April 20, 2009, by and among Merck Sharp & Dohme Research Ltd., University of Massachusetts, Massachusetts Biologic Laboratories, Worcester City Campus Corporation and Medarex, Inc. (1)

(1)  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: July 29, 2009	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Document Description
10.1

License, Development and Commercialization Agreement, dated as of April 20, 2009, by and among Merck Sharp & Dohme Research Ltd., University of Massachusetts, Massachusetts Biologic Laboratories, Worcester City Campus Corporation and Medarex, Inc. (1)

(1)  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.